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                                                                    EXHIBIT 23.2
                       [LETTERHEAD OF DELOITTE & TOUCHE]

                         INDEPENDENT AUDITORS' CONSENT

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Trenwick Group Ltd. of our report dated November 5, 1999 (July 13, 2000 as to Note 2(p) which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 2(p)), relating to the consolidated balance sheet of LaSalle Re Holdings Limited and subsidiaries as of September 30, 1999, and the related consolidated statements of operations and comprehensive income, changes in shareholders' equity and cash flows for the year ended September 30, 1999, which report appears in the September 30, 1999 annual report on Form 10-K of LaSalle Re Holdings Limited, and to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE
---------------------------------
     DELOITTE & TOUCHE

Chartered Accountants
Hamilton, Bermuda
August 22, 2000